Exhibit 31.1

Certification of Chief Executive Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act and Rule 13a-14(a)
or 15d-14(a) under the Securities Exchange Act of 1934

I, Michael D. Hays, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of National Research Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 31, 2006	/s/ Michael D. Hays
Michael D. Hays
Chief Executive Officer